  Filed pursuant to Rule 424(b)(3)
 Registration Statement No. 333-266893
PROSPECTUS
Albireo Pharma, Inc.
$100,000,000
Common Stock
We have entered into a Sales Agreement, or sales agreement, with Cowen and Company, LLC, or Cowen, dated August 15, 2022, relating to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $100,000,000, from time to time through Cowen, acting as our agent.
Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for our common stock. Cowen is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Cowen will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page S-17 for additional information regarding the compensation to be paid to Cowen. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Our common stock is listed on The Nasdaq Capital Market under the symbol “ALBO.” On August 12, 2022, the last reported sale price of our common stock was $23.85 per share.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page S-5 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Cowen
The date of this prospectus is August 25, 2022.

S-i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock having an aggregate offering price of up to $100,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.
You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and Cowen has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
To the extent there are inconsistencies between this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “the Company,” “we,” “us,” “our” and similar terms refer to Albireo Pharma, Inc. and its direct and indirect subsidiaries.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Please carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About Albireo Pharma, Inc.
We are a commercial-stage biopharmaceutical company focused on the development and commercialization of novel bile acid modulators to treat orphan pediatric liver diseases and other liver or gastrointestinal diseases and disorders. Our product Bylvay has been approved in the United States for the treatment of pruritus in patients with progressive familial intrahepatic cholestasis (PFIC) ages 3 months or older, and authorized in Europe for the treatment of PFIC in patients ages 6 months or older. In October 2021, the U.S. Food and Drug Administration, or FDA, granted the Company orphan drug exclusivity for Bylvay for the treatment of pruritus in patients ages 3 months or older with PFIC. In July 2021, the European Medicines Agency, or EMA, granted the Company orphan drug exclusivity for Bylvay for the treatment of patients 6 months or older with PFIC. In September 2021, Bylvay was also granted marketing authorization by the UK Medicines and Healthcare Products Regulatory Agency, or MHRA, for the treatment of PFIC in patients 6 months or older. Bylvay is available by prescription to patients in the U.S. and became available by prescription to patients in Germany in September 2021 and in the United Kingdom in the second quarter of 2022. PFIC is a rare, life-threatening genetic disorder affecting young children and Bylvay is the first approved drug treatment in the disease.
We are also pursuing the development of Bylvay in biliary atresia and in Alagille syndrome, or ALGS, each of which is a rare, life threatening disease that affects the liver and for which there is no approved pharmacologic treatment option. We initiated a pivotal clinical trial of Bylvay in biliary atresia, the BOLD trial, in the first half of 2020. At the end of 2021, we had enrolled over 50% of the targeted patients in the trial. We expect topline results from the BOLD trial in 2024. We also initiated a pivotal trial of Bylvay in ALGS, the ASSERT trial, in the fourth quarter of 2020. In March 2022, we announced the completion of enrollment in the ASSERT trial and we expect topline results from the trial in the fall of 2022.
We are expanding development to compounds that are intended for adult liver and viral diseases. Our lead candidate for adult liver diseases, A3907, is a selective inhibitor of the apical sodium-dependent bile acid transporter (ASBT) that has, based on animal studies, high predicted oral bioavailability and systemic exposures in man. As a result, A3907 has the potential to not only affect the bile acid pool by increased bile acid excretion in the stools but also through other pathways, including increased urinary bile acid excretion. This unique approach may yield greater dosing flexibility, greater efficacy and lower rates of adverse events, such as diarrhea, associated with the non-systemic IBAT inhibitors acting locally in the intestine. In December 2021, we announced topline results from our Phase 1 clinical trial in healthy adult subjects to investigate the safety, tolerability, pharmacokinetics of orally administered A3907. In the top-line results the trial achieved both primary and secondary objectives. A3907 demonstrated a positive safety profile and was well tolerated in the Phase 1 clinical trial at systemic exposures that demonstrated therapeutic benefits in preclinical models. With the potential to inhibit ileal, renal and hepatic ASBT, we hope A3907 will provide the optimal balance of efficacy and tolerability in patients in multiple liver diseases. A composition of matter patent for A3907 has been granted, with expiration in 2040 without patent term extension. We expect to initiate a Phase 2 trial for A3907 in adult liver disease by the end of 2022.
We also have a preclinical program in adult liver and viral diseases. Our lead preclinical candidate for adult viral and liver diseases is A2342, a potent small molecule inhibitor of the sodium-taurocholate co-transporting peptide (NTCP). NTCP is a key transporter of bile acids into the liver cells and also serves as the entry mechanism for the hepatitis B (HBV) and hepatitis D (HDV) viruses. A2342 protects primary human hepatocytes from HBV infection in vitro. In addition, A2342 reduces markers of infection in

HBV-infected humanized mice. A2342 has demonstrated target engagement in non-human primates with biomarker increases comparable to increases achieved in humans by a now commercial subcutaneous peptide NTCP inhibitor. A composition of matter patent for A2342 has been granted, with expiration in 2040 without patent term extensions, and IND enabling studies are being completed. We expect to initiate a Phase 1 trial for A2342 in healthy volunteers by the end of 2022. Preclinical efforts with other bile acid modulator approaches continue. The first IBAT inhibitor developed by Albireo is elobixibat, which was approved in Japan and Thailand for the treatment of chronic constipation and is marketed by our partner EA Pharma Co., Ltd., or EA Pharma, in Japan and its sublicensee in Thailand.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our most recent Annual Report on Form 10-K and any subsequent quarterly reports, as described under the caption “Incorporation of Documents by Reference” on page S-19 of this prospectus.
Our Corporate Information
Prior to November 3, 2016, we were a specialty biopharmaceutical company known as Biodel Inc. that historically had been focused on the development and commercialization of innovative treatments for diabetes. Biodel was originally incorporated in the State of Delaware in December 2003 under the name “Global Positioning Group, Ltd.” and subsequently changed its name to “Biodel Inc.” Albireo Limited was formed in connection with a spinout transaction from AstraZeneca AB in 2008 in which AstraZeneca assigned to Albireo AB all of its rights in and to its portfolio of IBAT inhibitors, including elobixibat and Bylvay, as well as other programs that are currently at a preclinical stage.
On November 3, 2016, we completed a share exchange transaction with Biodel Inc., pursuant to an Amended and Restated Share Exchange Agreement dated July 13, 2016 that we entered into with Albireo Limited and the shareholders and noteholders of Albireo Limited. As a result, Albireo Limited became a wholly owned subsidiary of Biodel, Biodel’s corporate name was changed to Albireo Pharma, Inc. and the business of Albireo Limited became our business.
Our corporate headquarters are located at 53 State Street, 19th Floor, Boston, Massachusetts 02109 and our telephone number is (857) 254-5555. We also have an office in Gothenburg, Sweden. We maintain a website at www.albireopharma.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $100,000,000.
Manner of offering
“At the market offering” that may be made from time to time through our sales agent, Cowen and Company, LLC. See “Plan of Distribution” on page S-17 of this prospectus.
Use of proceeds
We currently intend to use the net proceeds from this offering for our operations, the commercialization of Bylvay in its approved indications, and our further development and potential commercialization of any or all of our product candidates, including Bylvay, A3907 and A2342, as well as the development of other product candidates, and other general corporate purposes, including, but not limited to, working capital, intellectual property protection and enforcement, capital expenditures, repayment of any existing indebtedness, investments, acquisitions and collaborations. See the section entitled “Use of Proceeds” on page S-10 of this prospectus.
Risk factors
See “Risk Factors” beginning on page S-5 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Capital Market
symbol
“ALBO”

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose part or all of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any obligation to update any forward-looking statements.
Risks Related to this Offering
Shares of our common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares of our common stock at different times will likely pay different prices.
Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of our common stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of common stock as a result of sales made at prices lower than the prices they paid.
The actual number of shares of our common stock we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cowen at any time throughout the term of the sales agreement. The number of shares of our common stock that are sold by Cowen after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Cowen. Because the price per share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of our common stock that will be ultimately issued.
Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.
Purchasers will experience immediate dilution in the book value per share of the common stock purchased in the offering.
The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $100.0 million at an assumed offering price of $23.85 per share, the last reported sale price of our common stock on August 12, 2022 on The Nasdaq Capital Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2022 would have been approximately $193.3 million or approximately $8.12 per share. This represents an immediate increase in net tangible book value of approximately $3.20 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $15.73 per share to purchasers of our common stock in this offering. Because the sales of the shares offered under this prospectus will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Any purchaser of the shares we sell, as well as any existing stockholder, will experience significant dilution if we sell shares at prices significantly below the price at which the purchaser or existing stockholder invested.
Further, the exercise of outstanding options or warrants or the vesting of restricted stock units could result in further dilution to investors and any additional shares issued in connection with acquisitions will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market. As of June 30, 2022, we had 2,874,941 shares of our common stock issuable upon the exercise of stock options outstanding, of which 1,861,440 shares were vested as of such date, 5,311 shares of our common stock issuable upon the exercise of warrants outstanding, 656,185 shares issuable upon the vesting of restricted stock units outstanding, 148,564 shares of common stock reserved for future issuance under our 2020 Inducement Equity Incentive Plan, or the 2020 Inducement Plan, 3,277,083 shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan, as amended, or the 2018 Plan, plus up to an additional 472,658 shares subject to outstanding stock options granted under our 2016 Equity Incentive Plan, or the 2016 Plan, the Biodel Inc. 2010 Stock Incentive Plan, as amended, or the 2010 Plan, or our 2017 Inducement Equity Incentive Plan, or the 2017 Plan, which may be issued under the 2018 Plan solely after the forfeiture, expiration or cancellation of such stock options, and 226,550 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan, or the 2018 ESPP.
Future sales or issuances of shares of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of shares of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of shares of our common stock would have on the market price of our common stock.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that relate to future events or to our future operations or financial performance. Any forward-looking statement involves known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statement. Forward-looking statements include statements, other than statements of historical fact, about, among other things:
•
our commercialization plans and expectations for commercializing Bylvay™ (odevixibat) globally;

•
the progress, number, scope, cost, duration or results of our development activities, nonclinical studies and clinical trials of Bylvay, elobixibat, A3907, A2342, or any of our other product candidates or programs, such as the target indication(s) for development or approval, the size, design, population, conduct, cost, objective or endpoints of any clinical trial, or the timing for initiation or completion of or availability of results from any clinical trial (including BOLD, our pivotal clinical trial of Bylvay in patients with biliary atresia, or ASSERT, our pivotal trial of Bylvay in Alagille syndrome, or ALGS), for submission, review or approval of any regulatory filing, or for meeting with regulatory authorities;

•
the potential benefits that may be derived from any of our product candidates;

•
the timing of and our ability to obtain and maintain regulatory approval of our existing product candidates, any product candidates that we may develop, and any related restrictions, limitations, or warnings in the label of any approved product candidates;

•
any payment that EA Pharma may make to us or any other action or decision that EA Pharma may make concerning elobixibat or our business relationship;

•
the potential impacts of the COVID-19 pandemic on our business operations or financial condition;

•
our future operations, financial position, revenues, costs, expenses, uses of cash, capital requirements, our need for additional financing or the period for which our existing cash resources will be sufficient to meet our operating requirements; or

•
our strategies, prospects, plans, expectations, forecasts or objectives.

Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” “scheduled” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained or incorporated by reference in this prospectus, we caution you that these statements are based on our estimates and projections of the future that are subject to known and unknown risks and uncertainties and other important factors that may cause our actual results, level of activity, performance, experience or achievements to differ materially from those expressed or implied by any forward-looking statement. Actual results, level of activity, performance, experience or achievements may differ materially from those expressed or implied by any forward-looking statement as a result of various important factors, including our critical accounting policies and risks and uncertainties relating, among other things, to:
•
our ability to effectively commercialize Bylvay for its approved indications;

•
the design, size, duration and endpoints for, and results from BOLD, our pivotal trial of Bylvay in biliary atresia, and ASSERT, our pivotal trial of Bylvay in ALGS, or any other trials that will be required to obtain marketing approval for Bylvay to treat patients with PFIC, biliary atresia, ALGS or any other pediatric cholestatic liver disease or for A3907 and A2342 as potential treatments for adult liver and viral diseases;

•
whether favorable findings from clinical trials of Bylvay to date, including findings in our completed Phase 3 clinical trial in PFIC and findings in indications other than PFIC, will be predictive of results from future clinical trials, including our pivotal trial of Bylvay in biliary atresia and our pivotal trial of Bylvay in ALGS;
•
the outcome and interpretation by regulatory authorities of an ongoing third-party study pooling and analyzing long-term PFIC patient data;

•
the timing for completion of, or for availability of data from, our pivotal trial of Bylvay in biliary atresia and our pivotal trial of Bylvay in ALGS, and the outcomes of such trials;

•
delays or other challenges in the recruitment of patients for the pivotal trial of Bylvay in biliary atresia;

•
the COVID-19 pandemic, which may negatively impact the conduct of, and the timing of initiation, enrollment, completion and reporting with respect to, our clinical trials; negatively impact the supply of drug product for our clinical and preclinical programs; and/or result in other adverse impacts on our business;

•
the competitive environment and commercial opportunity for a treatment for PFIC and potentially other orphan pediatric cholestatic liver diseases;

•
the conduct and results of clinical trials and nonclinical studies and assessments of Bylvay, A3907, A2342 or any of our other product candidates and programs, including the performance of third parties engaged to execute them and difficulties or delays in patient enrollment and data analysis;

•
the medical benefit that may be derived from Bylvay, A3907, A2342 or any of our other product candidates;

•
the extent to which our agreement with EA Pharma for elobixibat generates nondilutive income for us;

•
the timing and success of submission, acceptance and approval of regulatory filings and any related restrictions, limitations or warnings in the label of any approved product candidates;

•
whether we are able to effectively commercialize Bylvay in patients with PFIC;

•
the significant control or influence that EA Pharma has over the commercialization of elobixibat in Japan, and through its sublicensee in Thailand, and the development and commercialization of elobixibat in EA Pharma’s other licensed territories;

•
whether we elect to seek and, if so, our ability to establish a license or other partnering transaction with a third party for elobixibat in the United States or Europe;

•
the accuracy of our estimates regarding expenses, costs, revenues, uses of cash and capital requirements;

•
our ability to obtain additional financing on reasonable terms, or at all;

•
our ability to establish and maintain additional licensing, collaboration or similar arrangements on favorable terms and our ability to attract collaborators with development, regulatory and commercialization expertise;

•
the success of competing third-party products or product candidates;

•
our ability to successfully commercialize any approved product candidates, including their rate and degree of market acceptance;

•
our ability to expand and protect our intellectual property estate;

•
regulatory developments in the United States and other countries;

•
the effectiveness of our internal control over financial reporting;

•
the performance of our third-party suppliers, manufacturers and contract research organizations and our ability to obtain alternative sources of raw materials;

•
our ability to attract and retain key personnel; and

•
our ability to comply with regulatory requirements relating to our business, and the costs of compliance with those requirements, including those on data privacy and security.

These and other risks and uncertainties are described in greater detail under the caption “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus, or in the sections entitled “Business,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our subsequent current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements contained in this prospectus or in any document incorporated herein by reference may not occur.
Investors are cautioned not to place undue reliance on any forward-looking statement. Each forward-looking statement represents our views only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments may cause our views to change. We expressly disclaim any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sale proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use any net proceeds from the sale of securities under this prospectus for our operations, the commercialization of Bylvay in its approved indications, and our further development and potential commercialization of any or all of our product candidates, including Bylvay, A3907 and A2342, as well as the development of other product candidates, and other general corporate purposes, including, but not limited to, working capital, intellectual property protection and enforcement, capital expenditures, repayment of any existing indebtedness, investments, acquisitions and collaborations. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with the shares of our common stock offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share of our common stock you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.
As of June 30, 2022, our historical net tangible book value was $96.4 million, or $4.92 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by 19,602,445 the number of shares of common stock outstanding as of June 30, 2022.
After giving effect to the assumed sale of our common stock in the aggregate amount of $100.0 million at an assumed offering price of $23.85 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 12, 2022, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been $193.3 million, or $8.12 per share of common stock. This amount represents an immediate increase in net tangible book value of $3.20 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $15.73 per share to new investors in this offering.
The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.
Assumed offering price per share		$23.85
Historical net tangible book value per share as of June 30, 2022	$4.92
Increase in net tangible book value per share attributable to this offering	3.20
As adjusted net tangible book value per share after giving effect to this offering		8.12
Dilution per share to new investors participating in this offering		$15.73
The table above assumes for illustrative purposes that an aggregate of 4,192,872 shares of our common stock are sold during the term of the sales agreement with Cowen at a price of $23.85 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 12, 2022, for aggregate gross proceeds of $100.0 million. The shares subject to the sales agreement with Cowen are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $23.85 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100.0 million during the term of the sales agreement with Cowen is sold at that price, would increase our adjusted net tangible book value per share after the offering to $8.18 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $16.67 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $23.85 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100.0 million during the term of the sales agreement with Cowen is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $8.06 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $14.79 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
The number of shares of our common stock to be outstanding after this offering is based on an aggregate of 19,602,445 shares of our common stock outstanding as of June 30, 2022 and excludes:
•
5,311 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2022, at an exercise price of $18.83 per share;

•
2,874,941 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2022, at a weighted average exercise price of $26.80 per share, of which 1,861,440 shares were vested as of such date;

•
656,185 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2022;

•
148,564 shares of common stock reserved for future issuance under our 2020 Inducement Plan as of June 30, 2022, and 3,277,083 shares of common stock reserved for future issuance under our 2018 Plan as of June 30, 2022, plus up to an additional 472,658 shares subject to outstanding stock options granted under our 2017 Plan, 2016 Plan or 2010 Plan as of June 30, 2022, which may be issued under the 2018 Plan solely after the forfeiture, expiration or cancellation of such stock options; and

•
226,550 shares of common stock reserved for future issuance under our 2018 ESPP as of June 30, 2022.

To the extent that any shares are issued upon the exercise of outstanding options or outstanding warrants, the vesting of outstanding restricted stock units or otherwise pursuant to any grants made in the future under our 2020 Inducement Plan and 2018 Plan or any shares are issued under our 2018 ESPP, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK
We are authorized to issue 60,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. On June 30, 2022, we had approximately 19,602,445 shares of common stock outstanding, no shares of preferred stock outstanding and approximately 22 stockholders of record.
The following summary of certain provisions of our capital stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and our restated certificate of incorporation, as amended, which we refer to as our restated certificate of incorporation, and our amended and restated bylaws, which we refer to as our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.
Common Stock
General
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, with offices at 1 State Street, 30th Floor, New York, NY 10004.
Stock Exchange Listing
Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “ALBO.”
Preferred Stock
Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS
Anti-Takeover Provisions
The provisions of Delaware law and our restated certificate of incorporation and restated bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.
Delaware Statutory Business Combinations Provision
We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.
Classified Board of Directors; Removal of Directors for Cause
Pursuant to our restated certificate of incorporation and restated bylaws, our board of directors is divided into three classes, with the term of office of each class to expire at the third annual meeting of stockholders following election. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of preferred stock under specified circumstances, will be elected for a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier death, resignation or removal. Members of the board of directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of our then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.
Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors
Our restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting date. For a special meeting, the notice must generally be delivered not earlier than the 120th day prior to the meeting and not later than the later of (1) the 90th day prior to the meeting or (2) the 10th day following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders
Special meetings of the stockholders may be called only by the chairman of our board of directors, our Chief Executive Officer, our President or our board of directors pursuant to a resolution adopted by a majority of our board of directors.
No Stockholder Action by Written Consent
Any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.
Super Majority Stockholder Vote Required for Certain Actions
The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, require a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 75% of the voting power of all of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend or repeal any of the provisions discussed in this section of this prospectus. This 75% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. A 75% vote is also required for any amendment to, or repeal of, our restated bylaws by the stockholders. Our restated bylaws may be amended or repealed by vote of a majority of the authorized number of directors.
Limitation of Liability and Indemnification
Our restated certificate of incorporation and our restated bylaws provide that we shall indemnify our directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law, except that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our board of directors, (iii) we provide such indemnification, in our sole discretion, pursuant to the powers vested in us under the Delaware General Corporation Law or any other applicable law, or (iv) such indemnification is required to be made under the enforcement provisions of our restated bylaws.
Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Chancery Court or the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Sixth of our restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director to the fullest extent under applicable law, which does not include liabilities arising:
•
from any breach of the director’s duty of loyalty to us or our stockholders;

•
from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
under Section 174 of the Delaware General Corporation Law; and

•
from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided in our restated certificate of incorporation and our restated bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
The foregoing discussion of our restated certificate of incorporation, restated bylaws, indemnification agreements and Delaware law is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, restated bylaws, indemnification agreements or law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $100 million of our common stock through Cowen, as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such sales may be made directly on The Nasdaq Capital Market or on any other existing trading market for our common stock.
Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of shares to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of our common stock requested to be sold by us. We may instruct Cowen not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Cowen may suspend the offering of shares of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Cowen as sales agent is 3.0% of the gross sales price of our shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $75,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $150,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Cowen will provide written confirmation to us following the close of trading on The Nasdaq Capital Market on each day in which shares of our common stock are sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of our common stock sold through it as sales agent on that day, the volume-weighted average price of the shares sold, the compensation payable by us to Cowen, and the net proceeds to us.
We will report at least quarterly the number of shares of our common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of shares of our common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, Cowen will not engage in any transactions that stabilize shares of our common stock.
Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “ALBO.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.
Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus. Cowen and Company, LLC is being represented by Goodwin Procter LLP, New York, New York in connection with this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.
We also maintain a website at www.albireopharma.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, are available at the SEC’s web site at http://www.sec.gov. The documents we are incorporating by reference are:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that we filed with the SEC on March 1, 2022;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 that we filed with the SEC on May 16, 2022 and August 15, 2022, respectively;

•
the portions of our definitive proxy statement on Schedule 14A that we filed with the SEC on April 21, 2022 that are deemed “filed” with the SEC under the Exchange Act;

•
our Current Reports on Form 8-K that we filed with the SEC on January 5, 2022 (as amended by the Form 8-K/A that we filed with the SEC on January 5, 2022), June 17, 2022, July 29, 2022 and August 10, 2022 (in each case, except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 8, 2007, including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-33451.
In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:
Albireo Pharma, Inc.
53 State Street, 19th Floor
Boston, Massachusetts 02109
(857) 254-5555

You may also access these documents on our website, http://www.albireopharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Albireo Pharma, Inc.
$100,000,000
Common Stock

PROSPECTUS

Cowen
August 25, 2022